Exhibit 23.1



                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 8-K/A, into the Company's previously filed Registration Statement File Numbers 33-51024, 33-14219, 333-34553, and 333-81917.


                            /s/ Arthur Andersen LLP


Richmond, Virginia
July 16, 1999